PROSPECTUS and                  PRICING SUPPLEMENT NO. 4
PROSPECTUS SUPPLEMENT, each     effective at 1:30 PM EST
Dated 10 September 2002         Dated 27 March 2003
CUSIP: 24422EPA1                Commission File No.: 333-86790
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,895,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              1 April 2003

Maturity Date:                    1 April 2005

Principal Amount:                 $75,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 15 Basis Points

Initial Interest
Determination Date:               28 March 2003

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 1st
                                  Jul, Oct, Jan, Apr
                                  (or next Business Day)

Interest Determination Dates:     Two London Banking Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 1st
                                  Jul, Oct, Jan, Apr
                                  (or next Business Day)

Redemption Provisions:            None

Plan of Distribution:             Merrill Lynch & Co,
                                  As Agent, has offered the
                                  Senior Notes for sale at
                                  a price of 100% of the
                                  aggregate principal amount of
                                  the Senior Notes.

Merrill Lynch & Co.